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                                                                     Exhibit 1.1

                            NATURAL GOLF CORPORATION

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


Gilford Securities Incorporated                               New York, New York
As Representative of the Several Underwriters                 October ___, 2003
850 Third Avenue, Suite 1400
New York, New York 10022

Dear Sirs:

         INTRODUCTION. In connection with an initial public offering (the "OFFERING") of common stock, no par value (the "COMMON STOCK"), Natural Golf Corporation, an Illinois corporation, (the "COMPANY"), proposes to issue and sell to the several underwriters named in Schedule 0 hereto (the "UNDERWRITERS") for whom you have agreed to act as Representative (the "REPRESENTATIVE") ("YOU") pursuant to this Underwriting Agreement (the "AGREEMENT") 2,500,000 shares of Common Stock (the "FIRST SHARES"). The date on which the Securities and Exchange Commission (the "COMMISSION") shall declare the registration of the Company effective under the Securities Act of 1933, as amended (the "ACT") shall be the "EFFECTIVE DATE." In addition, Thomas Herskovits and Lawrence W. Olson (the "SELLING SHAREHOLDERS") propose to grant to the several Underwriters the option referred to in SECTION 2(b) to purchase all or any part of an aggregate of 375,000 shares of Common Stock (the "OVER-ALLOTMENT SHARES" and, together with the First Shares, the "SHARES").

         The Company and the Selling Shareholders confirm the agreements made by them with respect to the purchases of the Shares by the several Underwriters, as follows:

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with the several Underwriters that as of the date hereof, the Effective Date, the First Closing Date, and the Option Closing Date(s) (all as hereinafter defined) that:

              (a)   A registration statement (File No. 333-107802) on Form
SB-2 relating to the Offering, including a form of prospectus subject to completion, copies of which have heretofore been delivered to you, has been prepared in conformity in all material respects with the requirements of the Securities Act of 1933 (the "ACT"), and the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder, and has been filed with the Commission under the Act and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either
(i) if such registration statement, as it may have

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been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and as have been provided to and approved by you prior to the execution of this Agreement, or
(ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by you prior to the execution of this Agreement. As used in this Agreement, the term "REGISTRATION STATEMENT" means such registration statement, as amended at the time when it was or is declared effective under the Act, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "PRELIMINARY PROSPECTUS" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective) under the Act;
and the term "PROSPECTUS" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act, or if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement; except that if such registration statement or prospectus is amended or such prospectus is supplemented, after the Effective Date of such registration statement and prior to the First Closing Date, and the Option Closing Date(s), the terms "Registration Statement" and "Prospectus" shall include such registration statement and prospectus as so amended, and the term "PROSPECTUS" shall include the prospectus as so supplemented, or both, as the case may be.

              (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. At the time the Registration Statement becomes effective and at all times subsequent thereto up to and on the First Closing Date, or the Option Closing Date(s), as the case may be, (i) the Registration Statement and Prospectus will in all material respects conform to the requirements of the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein not misleading (in light of the circumstances under which they were made in the case of the Prospectus); PROVIDED, HOWEVER, that the Company makes no representations; warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representative on behalf of the several Underwriters specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus under the heading "Underwriting," and the identity of counsel to the several Underwriters under the heading "Legal Matters" constitute, for purposes of this section and
SECTION 6(b), the only information furnished in writing by or on behalf of the several Underwriters through the Representative for inclusion in the Registration Statement and Prospectus, as the case may be.

              (c) The Company and each of its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing, or the substantial equivalent thereof, under the laws of the jurisdiction of its incorporation with full corporate power and authority to own its

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properties and conduct its business as described in the Prospectus and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each other jurisdiction in which the nature of its business or the character or location of its properties requires such qualification, except where the failure to so qualify will not materially adversely affect the Company's business, properties or financial condition.

              (d) As of the date of the First Closing Date and the Option Closing Date(s), the authorized, issued and outstanding securities (including, but not limited to, all shares of capital stock, option, warrants, convertible instruments, etc., notes and debentures of any kind and/or nature), of the Company will be as set forth in SCHEDULE 1(d) hereto (which SCHEDULE 1(d) provides in detail all the terms of all such securities, the owners thereof, the amount authorized and the amount outstanding) which, other than any securities issued in the Offering, shall not change prior to the last Option Closing Date of the Offering. All of such outstanding securities have been duly authorized, validly issued, fully paid and non-assessable and other than as set forth in
SCHEDULE 1(d) (i) none of the Company's capital stock are subject to preemptive rights under Illinois law or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (v) there are no outstanding securities of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares (and/or the Representative's Warrant (as hereinafter defined) and all underlying securities); and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. All prior sales of securities of the Company were either registered under the Securities Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto. The capital stock and other securities of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement and Prospectus.

              (e) The Shares, when paid for, issued and delivered pursuant to this Agreement, will have been duly authorized, validly issued and delivered, fully paid for and non-assessable and free of preemptive rights of any securityholder of the Company and will be entitled to the rights and preferences provided by the Company's Articles of Incorporation and By-Laws, both as amended, which will be in form and substance filed as exhibits to the Registration Statement. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which

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have been waived or satisfied for or relating to the registration of any securities of the Company under the Act or the laws of any jurisdiction of the United States of America, except as described in the Registration Statement. The terms of the Shares conform in all material respects to the description thereof in the Registration Statement and Prospectus. The Representative's Warrant (as defined below), and the shares issuable upon exercise of the Representative's Warrant have been duly authorized and, when issued, delivered and paid for, such shares will be validly issued, fully paid, non-assessable, free of preemptive rights and no personal liability will attach to the ownership thereof, and the Representative's Warrant and the shares issuable upon exercise of the Representative's Warrant (the "UNDERLYING SHARES") will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits provided by the Representative's Warrant.

              (f) This Agreement and the Representative's Warrant Agreement have been, and at the First Closing Date and the Option Closing Date will be duly and validly authorized, executed and delivered by the Company, and assuming due execution of said Agreements by the other parties thereto, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally and that the Company makes no representation or warranty as to the enforceability of (i) the provisions purporting to govern indemnification or contribution under the securities laws of any jurisdiction or (ii) any choice of law provisions. The Company has full power and authority to authorize, issue and sell the Shares to be sold by it hereunder on the terms and conditions set forth herein, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or in connection with the authorization, issuance and sale of the Shares or the securities to be issued pursuant to the Representative's Warrant Agreement and the Representative's Warrant, except such as may be required under the Act or state securities laws.

              (g) Except for events that would not have a material adverse effect on the condition (financial or otherwise), business prospects, net worth or properties of the Company (a "MATERIAL ADVERSE EFFECT"), neither the Company nor any subsidiary is in violation, breach or default of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any subsidiary pursuant to the terms, of any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation, the By-Laws, charter, memorandum of association, and articles of association, as the case may be, of the Company or any of its subsidiaries, as amended, or any statute or any order, rule or regulation applicable to the Company or any of its subsidiaries, of any court or of any regulatory authority or other governmental body having jurisdiction over the Company or any of its subsidiaries.

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              (h)   The Company and each of its subsidiaries has good and
marketable title to all properties and assets described in the Prospectus as owned by each of them, free and clear of all liens, charges, encumbrances or restrictions, except such as are not material in relation to their business taken as a whole; all of the material leases and subleases under which the Company and each of its subsidiaries is the lessor or sublessor of properties or assets or under which the Company or each of its subsidiaries holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and, except as described in the Prospectus, neither the Company nor any of its subsidiaries is in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to rights of the Company and each of its subsidiaries as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or any of its subsidiaries to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus; and the Company and each of its subsidiaries owns or leases all such properties described in the Prospectus as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.
SCHEDULE 1(h) lists all entities that the Company and/or its affiliates own 10% or more of the outstanding securities and/or voting rights.

              (i) Hein + Associates, LLP, which has given its reports on certain financial statements filed with the Commission as a part of the Registration Statement, and which are included in the Prospectus, is, with respect to the Company, independent public accountants as required by the Act and the Rules and Regulations.

              (j) The financial statements, and schedules together with related notes, set forth in the Prospectus or the Registration Statement present fairly the financial position and results of operations and changes in cash flow position of the Company on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Said statements and schedules and related notes have been prepared in accordance with generally accepted accounting principles in the jurisdiction(s) identified in the Prospectus applied on a basis which is consistent during the periods involved. The Company's internal accounting controls and procedures are sufficient to cause the Company and each subsidiary to prepare financial statements which comply in all material respects with generally accepted accounting principles in the jurisdiction(s) identified in the Prospectus applied on a basis which is consistent during the periods involved. During the preceding three (3) year period, nothing has been brought to the attention of the Company's management that would result in any reportable condition relating to the Company's internal accounting procedures, weaknesses or controls.

              (k) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and except as otherwise disclosed or contemplated therein, neither the Company nor any of its subsidiaries has (i) incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is reasonably expected by the Company to have a Material Adverse Effect; (ii) had any change in its capital stock, or any incurrence of short-term or long-term debt; (iii) issued options, warrants or other rights to purchase the capital stock; or (iv) had a material adverse change or any development involving, so far as can now be

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reasonably foreseen, a prospective adverse change in their condition (financial or otherwise), net worth, results of operations, business, key personnel or properties which would have a Material Adverse Effect.

              (l) Except as disclosed on SCHEDULE 1(1) hereto, there is not now pending or, to the knowledge of the Company, threatened, any material action, suit, proceeding, inquiry, arbitration or investigation to which the Company or any of its subsidiaries or any of their officers or directors is a party or subject to which might result in a Material Adverse Effect on the Company or any of its subsidiaries, nor are there any actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race; and no labor disputes involving the employees of the Company or any of its subsidiaries exist or to the knowledge of the Company, are threatened which might be expected to have a Material Adverse Effect.

              (m) The Company and each of its subsidiaries has filed all necessary tax returns required to be filed as of the date hereof and have paid all taxes shown as due thereon; and there is no tax deficiency which has been, or to the knowledge of the Company, may be, asserted against the Company or any of its subsidiaries.

              (n) The Company and each of its subsidiaries has sufficient licenses, permits and other governmental authorizations currently necessary for the conduct of its business or the ownership of its properties as described in the Prospectus and is in all material respects complying therewith and owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade-names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of such business and has not received any notice of conflict with the asserted rights of others in respect thereof ("INTELLECTUAL PROPERTY"). To the best knowledge of the Company, none of the activities or business of the Company or any of its subsidiaries are in violation of, or cause the Company or any of its subsidiaries to violate, any law, rule, regulation or order of the United States or any foreign jurisdiction, any state, county or locality, or of any agency or body of the United States or any foreign jurisdiction or of any state, county or locality, the violation of which would have a Material Adverse Effect. SCHEDULE 1(n) hereto sets forth all the Intellectual Property of the Company.

              (o) Neither the Company, nor any of its subsidiaries, has directly or indirectly, at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law.

              (p) The Company's and each of its subsidiaries' internal accounting controls and procedures are sufficient to cause each of them to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended and the Sarbanes-Oxley Act of 2002, as amended, as in effect as of the date hereof.

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              (q)   On the date of the First Closing Date and the Option
Closing Date(s), all transfer or other taxes, (including franchise, capital stock or other tax, other than income taxes, imposed by any jurisdiction) if any, which are required to be paid in connection with the sale and transfer of the Shares hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been complied with in all material respects.

              (r) All contracts and other documents which are, under the Rules and Regulations, required to be described in or filed as exhibits to the Registration Statement have been so described or filed, as the case may be.

              (s) Other than as set forth in Schedule 1(s), no other firm, corporation or person has any rights to underwrite and/or place an offering of any of the Company's securities.

              (t) Except as described in the Registration Statement and Prospectus, no holders of any securities of the Company have the right to include such securities in the Registration Statement and Prospectus.

              (u) Except as set forth in or contemplated by the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has any material contingent liabilities.

              (v) The Company has no material subsidiary corporations, except as disclosed in the Registration Statement and Prospectus, nor has it any equity interest in any partnership, joint venture, association or other entity, except as disclosed in the Registration Statement or Prospectus. Except as described in the Registration Statement and Prospectus, the Company owns all of the outstanding securities of each of its subsidiaries.

              (w) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus with respect to the offer and sale of the Shares and each Preliminary Prospectus, as of its date, has conformed in all material respects with the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading (in light of the circumstances under which they were made in the case of the Prospectus).

              (x) Neither the Company, nor, to the Company's knowledge, any of its officers, directors, employees or shareholders, have taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any of the securities of the Company.

              (y) Item 26 of Part II of the Registration Statement accurately discloses any and all unregistered securities sold by the Company within the three (3) year period prior to the date as of which information is presented in the Registration Statement. All of such securities were sold, if any were sold, in transactions which were exempt from the registration provisions of the Act and not in violation of SECTION 5 thereof.

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              (z)   Other than as set forth in the Registration Statement and
Prospectus, the Company has not entered into any agreement pursuant to which any person is entitled, either directly or indirectly, to compensation from the Company for services as a finder in connection with the Offering, and the Company agrees to indemnify and hold harmless each of the Underwriters against any losses, claims, damages or liabilities, which shall include, but not be limited to, all costs to defend against any such claim, so long as such claim arises out of agreements made or allegedly made by the Company.

              (aa) Based upon written representations received by the Company, no officer, director or five (5%) percent or greater shareholder of the Company has any direct or indirect affiliation or association with any member of the National Association of Securities Dealers, Inc. ("NASD") and no beneficial owner of the Company's unregistered securities has any direct or indirect affiliation or association with any NASD member. The Company will advise the Representative and the NASD if any five (5%) percent or greater shareholder of the Company is or becomes an affiliate or associated person of an NASD member participating in the distribution of the Shares.

              (bb) The Company and each of its subsidiaries is in compliance in all material respects with all laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. To the Company's knowledge, there are no pending investigations involving the Company or any of its subsidiaries by any governmental agency responsible for the enforcement of such laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending before any governmental agency or body or any strike, picketing, boycott, dispute, slowdown or stoppage pending or to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries or any predecessor entity. No question concerning representation exists respecting the employees of the Company or any of its subsidiaries and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its subsidiaries, if any.

              (cc) Each Certificate signed by any officer of the Company and delivered to the Representative or counsel to the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered hereby.

              (dd) None of the Company, its subsidiaries, any of their affiliates, and/or any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Act or any applicable shareholder approval provisions. None of the Company, its subsidiaries, their affiliates and/or any person acting on their behalf will take any action or steps referred to in the preceding sentence that would cause the Offering to be integrated with other offerings.

              (ee) The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison

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pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Articles of Incorporation, as amended, or By-Laws, as amended, or the laws of the state of its incorporation which is or could become applicable as a result of the transactions contemplated by this Underwriting Agreement including, without limitation, the Company's issuance of the Shares (and the Representative's Warrant and the Underlying Shares). The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

              (ff) As of the date hereof, Andrew Wyant (the "KEY EXECUTIVE") is employed by the Company on a full-time basis, and, to the best of the Company's knowledge, is not planning to cease being employed by the Company on a full-time basis in his current capacity and the Company is not aware of any circumstances related to the employment of the Key Executive, apart from circumstances related to the operation of the Company as a whole, that could result in cessation of his full-time employment in his current capacity.

         1B. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each of the Selling Shareholders represent and warrant to and agree with each of the several Underwriters, that:

              (a) The Selling Shareholder has full power to enter into this Agreement and to sell, assign, transfer and deliver to the Underwriters, the Over-Allotment Shares to be sold by the Selling Shareholder hereunder in accordance with the terms of this Agreement, and this Agreement has been duly executed and delivered by the Selling Shareholder.

              (b) The Selling Shareholder has duly executed and delivered a power of attorney and custody agreement the "POWER-OF-ATTORNEY" and the "CUSTODY AGREEMENT," respectively), each in the form heretofore delivered to the Underwriter, appointing Andrew S. Wyant as the Selling Shareholder's attorney-in-fact (the "ATTORNEY-IN-FACT") with authority to execute, deliver and perform this Agreement on behalf of the Selling Shareholder and appointing _______________ as custodian thereunder (the "CUSTODIAN"). Certificates in negotiable form, endorsed in blank or accompanied by blank stock powers duly executed, with signatures appropriately guaranteed, representing the Over-Allotment to be sold by the Selling Shareholder hereunder have been deposited with the Custodian pursuant to the Custody Agreement for the purpose of delivery pursuant to this Agreement to subscribers for said Over-Allotment Shares. The Selling Shareholder has full power to enter into the Custody Agreement and the Power-of-Attorney and to perform its obligations under the Custody Agreement. The Custody Agreement and the Power-of-Attorney have been duly executed and delivered by the Selling Shareholder and, assuming due authorization, execution and delivery by the Custodian, are the legal, valid, binding and enforceable instruments of the Selling Shareholder. The Selling Shareholder agrees that the Over-Allotment Shares represented by the certificates on deposit with the Custodian is subject to the interests of the Underwriters hereunder, that the arrangements made for such custody, the appointment of the Attorney-in-Fact and the right, power and authority of each Attorney-in-Fact to execute and deliver this Agreement, to agree on the price at which the Shares (including the Over-Allotment Shares) are to be sold to Underwriters and to carry out the terms of this Agreement, are to that extent irrevocable and that the obligations of the Selling Shareholder hereunder shall not be terminated, except as provided

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in this Agreement or the Custody Agreement, by any act of the Selling
Shareholder, by operation of law or otherwise, whether by the death or incapacity of the Selling Shareholder or by the occurrence of any other event. If the Selling Shareholder should die or become incapacitated or if any other event should occur, before the delivery of the Over-Allotment Shares hereunder, the certificates for such Over-Allotment Shares deposited with the Custodian shall be delivered by the Custodian in accordance with the respective terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian or the Attorney-in-Fact shall have received notice thereof. Notwithstanding the foregoing, nothing in this SECTION 1B(b) shall be construed to limit or shall limit the right of the Representative, in its sole discretion, to terminate this Agreement as provided herein.

              (c) The Selling Shareholder is, or prior to the Option Closing Date(s) will be, the lawful owner of the Over-Allotment Shares to be sold by the Selling Shareholder hereunder and upon sale and delivery of, and payment for such Over-Allotment Shares, as provided herein, the Selling Shareholder will convey good and marketable title of such Over-Allotment Shares to the Underwriters, free and clear of any security interests, liens, encumbrances, equities, claims or other defects.

              (d) The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to cause or result, or which might reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Over-Allotment Shares.

              (e) The Selling Shareholder has not, since the filing of the Registration Statement, (i) sold, bid for, purchased, attempted to induce any person to purchase, or paid anyone any compensation for soliciting purchases of, the Over-Allotment Shares or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the sale of the Over-Allotment Shares by the Selling Shareholder under this Agreement to the Underwriters).

              (f) To the extent that any statements or omissions are made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder specifically for use therein, such Preliminary Prospectus did, and the Registration Statement and the Prospectus and any amendments or supplements thereto, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act, the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and the respective Rules and Regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Selling Shareholder has reviewed the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and the Registration Statement, and the information regarding the Selling Shareholder set forth therein is complete and accurate.

              (g) The sale by the Selling Shareholder of the Over-Allotment Shares pursuant hereto is not prompted by any adverse information concerning the Company that is not set forth in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

              (h) The sale of the Over-Allotment Shares by the Selling Shareholder pursuant to this Agreement, the compliance by the Selling Shareholder with the other provisions of this Agreement, the Custody Agreement, the Power-of-Attorney and the consummation of the other transactions herein contemplated do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or blue sky laws and, if the registration statement filed with respect to the Over-Allotment Shares (as amended) is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Act or the Exchange Act or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Selling Shareholder or any of the Selling Shareholder's properties are bound, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Selling Shareholder.

         2.   PURCHASE, DELIVERY AND SALE OF THE SHARES.

              (a) Subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements, herein contained, the Company agrees to issue and sell to each of the Underwriters and the Underwriters, severally and not jointly, agree to buy from the Company, an aggregate of 2,500,000 Shares at $4.60 per Share, the number of First Shares set forth opposite the name of such Underwriter on Schedule 0 hereto (the public offering price less eight (8%) percent), at the place and time herein specified. The price at which the Underwriter shall sell the Shares to the public shall be $5.00 per Share.

         Delivery of the First Shares against payment therefor shall take place at the offices of the Representative, 850 Third Avenue, Suite 1400, New York, New York 10022 (or at such other place as may be designated by agreement between the Representative and the Company) at 9:30 a.m., New York time, on such date after the Registration Statement has become effective under the Act as the Representative shall designate, but not later than three (3) business days (holidays excepted) following the first date that any of the Shares are released to the Underwriters, such time and date of payment and delivery for the First Shares being hereinafter referred to as the "FIRST CLOSING DATE."

              (b) In addition, subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Selling Shareholders hereby grant an option to the several Underwriters (the "OVER-ALLOTMENT OPTION") to purchase all or any part of an aggregate of an additional 375,000 Over-Allotment Shares to cover overallotments at the same price per Share as the Underwriters shall pay for the First Shares being sold pursuant to the provisions of subsection (a) of this Section 2. This option may be exercised one or more times within forty-five (45) days after the Effective Date of the

Registration Statement upon written notice by the Representative to the Company and the Selling Shareholders advising as to the amount of Over-Allotment Shares to which the option is being exercised, the names and denominations in which the certificates for such Over-Allotment Shares are to be registered and the time and date when such certificates are to be delivered. Such time and date shall be determined by the Representative but shall not be earlier than four (4) nor later than ten (10) full business days after the exercise of said option (but in no event more than fifty-five (55) days after the Effective Date), nor in any event prior to the First Closing Date, and such time and dates are referred to herein as the "OPTION CLOSING DATE(S)." Delivery of the Over-Allotment Shares against payment therefor shall take place at the offices of the Representative as identified above (or at such other place as may be designated by agreement between the Representative and the Company). The option granted hereunder may be exercised only to cover over-allotments in the sale by the Underwriters of the First Shares referred to in subsection (a) above. No Over-Allotment Shares shall be delivered unless all First Shares shall have been delivered to the Underwriters as provided herein. Any partial exercise of the option shall be made on a pro rata basis between the Selling Securityholders in proportion to the respective maximum number of Over-Allotment Shares to be sold by the Selling Shareholders as shown on Schedule 1 attached hereto.

              (c) The Company and the Selling Shareholders will make the certificates for the Shares to be purchased by the Underwriters hereunder available to you for checking at least two (2) full business days prior to the First Closing Date or the Option Closing Date (which are collectively referred to herein as the "CLOSING DATES"), as the case may be. The certificates shall be in such names and denominations as you may request, at least three (3) full business days prior to the Closing Dates. Delivery of the certificates at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

         Definitive certificates in negotiable form for the Shares to be purchased by the Underwriters hereunder will be delivered by the Company to you for the respective accounts of the Underwriters against payment of the respective purchase prices by the Underwriter, by wire transfer payable to the order of the Company.

         In addition, in the event the Representative exercises the option to purchase from the Selling Shareholders all or any portion of the Over-Allotment Shares pursuant to the provisions of subsection (b) above, payment for such Over-Allotment Shares shall be made to or upon the order of the Company by wire transfer at the offices of the Representative, at the time and date of delivery of such Over-Allotment Shares as required by the provisions of subsection (b) above, against receipt of the certificates for such Over-Allotment Shares by you for your account registered in such names and in such denominations as you may reasonably request.

         It is understood that the Underwriters propose to offer the Shares to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

              (d) It is understood that you, individually and not as Representative, may (but shall not be obligated to) make payments on behalf of any Underwriter or Underwriters for any of the First Shares or Over-Allotment Shares to be purchased by such Underwriter or

Underwriters. No such payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

         3. COVENANTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

              (a) The Company will use its best efforts to cause the Registration Statement to become effective under the Act. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. Upon notification from the Commission that the Registration Statement has become effective under the Act, the Company will so advise you and will not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or supplement the Prospectus which you shall not previously have been advised and furnished with a copy or to which you or your counsel shall have reasonably objected in writing or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the completion by the Underwriters of the distribution of the securities contemplated hereby (but in no event more than nine (9) months after the date on which the Registration Statement shall have become or been declared effective under the Act) the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of counsel to the Company and the Underwriters, may be reasonably necessary or advisable in connection with the distribution of the Shares contemplated hereby and as mutually agreed by the Company and the Representative.

         As soon as the Company is advised thereof, the Company will advise the Representative, and provide the Representative copies of any written advice, of the receipt of any comments of the Commission, of the effectiveness under the Act of any post-effective amendment to the Registration Statement, of the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission for an amendment of the Registration Statement or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance by the Commission or any state or regulatory body of any stop order or other order or threat thereof suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering in any jurisdiction, or of the institution of any proceedings for any of such purposes, and will use its best efforts to prevent the issuance of any such order, and, if issued, to obtain as soon as possible the lifting thereof.

         The Company has caused to be delivered to the Underwriters copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriters and dealers to use the Prospectus in connection with the sale of the Shares for such period as in the opinion of counsel to the Underwriters and the Company the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with sales by the Underwriters or dealers, of any event of which the Company has knowledge and which materially affects the Company or the securities of the Company, or which in the opinion of counsel for the Company or counsel for the Underwriters should be set forth in an amendment to the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, or in case it shall be necessary to amend or supplement the Prospectus to comply with law or with the Rules and Regulations, the Company will notify you promptly and forthwith prepare and furnish to you copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Prospectus not misleading in light of the circumstances under which they were made. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriters, except that in case the Underwriters are required, in connection with the sale of the Shares to deliver a Prospectus nine (9) months or more after the Effective Date, the Company, will upon request of the Representative, amend or supplement the Registration Statement and Prospectus and furnish each of the Underwriters with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Act at the Company's expense.

         The Company will comply in all material respects with the Act, the Rules and Regulations and Exchange Act and the rules and regulations thereunder in connection with the offering and issuance of the Shares.

              (b) The Company will furnish such information as may be required and to otherwise cooperate and use its best efforts to qualify or register the Shares for sale under the securities or "BLUE SKY" laws of such jurisdictions as you may designate and will make such applications and furnish such information as may be required for that purpose and to comply with such laws, provided the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent of service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Shares. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as you may reasonably request.

              (c) If the sale of the Shares provided for herein is not consummated as a result of the Company not performing its obligations hereunder in all material respects, the Company shall pay all costs and expenses incurred by it which are incident to the performance of the Company's obligations hereunder, including but not limited to, all of the expenses itemized in SECTION 8, including the accountable expenses of the Underwriters, (including, but not limited to, the reasonable fees and expenses of counsel to the Underwriters).

              (d) The Company will promptly prepare and file with the Commission any amendments or supplements to the Registration Statement, Preliminary Prospectus or Prospectus and take any other action, which in the opinion of counsel to the Underwriter and counsel to the Company, may be reasonably necessary or advisable in connection with the distribution of the Shares, and will use its reasonable best efforts to cause the same to become effective under the Act and applicable state securities laws as promptly as possible.

              (e) For so long as the Company is a reporting company under either Sections 12 or 15(d) of the Exchange Act, the Company, at its expense, will furnish to its shareholders an annual report (including financial statements audited by independent certified public accountants), in reasonable detail and at its expense, will furnish to the Representative during the period ending five (5) years from the Effective Date hereof, (i) as soon as practicable after the end of each fiscal year, but no earlier than the filing of such information with the Commission, a balance sheet of the Company as at the end of such fiscal year, together with statements of income, and cash flow of the Company for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent accountants; (ii) as soon as practicable after the end of each of the first three fiscal quarters of each fiscal year, but no earlier than the filing of such information with the Commission, consolidated summary financial information of the Company for such quarter in reasonable detail; (iii) as soon as they are publicly available, a copy of all reports (financial or other) mailed to shareholders; (iv) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission or any securities exchange or automated quotation system on which any class of securities of the Company is listed; (v) copies of each press release, news item and article with respect to the Company's affairs released by the Company; and (vi) such other information as you may from time to time reasonably request. To the extent that the information required by this Section 3(e) may be filed with the Commission via the EDGAR electronic filing system, the filing of such information via the EDGAR electronic filing system shall satisfy the Company's obligations under this
Section 3(e).

              (f) In the event the Company has an active subsidiary or subsidiaries, such financial statements referred to in subsection (e) above will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its shareholders generally.

              (g) As soon as possible following the Effective Date, the Company will obtain and have in force key person life insurance on the life of Andrew Wyant in an amount of not less than $________________ payable to the Company, and will use its best efforts to maintain such insurance during the three (3) year period commencing with the final Closing Date.

              (h) On or prior to the Effective Date, all officers, directors and owners of any class of the Company's securities (including, but not limited to, warrants, options and convertible securities of the Company) as of the Effective Date and such other persons as the Representative may request, shall agree in writing (in the form annexed hereto as EXHIBIT A), not to publicly sell, transfer or otherwise dispose of (in any manner whatsoever, including public dispositions pursuant to Rule 144 under the Act) any such securities or underlying securities for a period of one (1) year from the First Closing Date, or any longer period required by any state securities commission or the American Stock Exchange, Inc. ("AMEX"), without the prior written consent of the Representative and, if applicable, the securities commission of such states or the AMEX and not to privately sell, transfer or dispose of any of such securities during such period of time unless the proposed transferee agrees to be bound by the foregoing restrictions. The Company further agrees not to permit, cause, suffer or assist in any such sales, dispositions or transfers. Unless otherwise agreed to by the parties, the Company and the Representative agree that the foregoing restriction shall be deemed satisfied if written agreements are received from: (i) all officers, directors and affiliates as well as all shareholders owning two (2%) percent or more if the Company's outstanding capital stock, and (ii) shareholders that in aggregate own at least ninety (90%) percent of the Company's outstanding capital stock. An appropriate legend shall be marked on the face of stock certificates representing all of the shares subject to the above transfer restrictions. In addition, without consent of the Representative, which shall not be unreasonably withheld, the Company shall not sell or offer for sale any of its securities for a period of twelve (12) months following the Effective Date except pursuant to options, warrants and convertible securities issued and outstanding on the date of filing of the Registration Statement or pursuant to any employee stock option plan. The Company, however, shall not be restricted from issuing shares of Common Stock in any arm's length, third party business transactions involving business combinations, or to vendors or strategic partners, or in connection with other non-capital raising transactions.

              (i) On the Effective Date, the Company shall have taken the necessary action to register the Shares and to become a reporting company under
Section 12 of the Exchange Act, and the Company will make all filings required to, and will have obtained approval for the listing of the Shares on AMEX and, so long as the Company remains a reporting company under the Exchange Act, will use its best efforts to maintain such listing or a listing on the Nasdaq National Market ("NMS"), Nasdaq SmallCap Market or New York Stock Exchange, or any similar national exchange or quotation system, for at least five (5) years from the Effective Date.

              (j) On or prior to the Effective Date, the Company will have engaged a firm of independent certified public accountants, reasonably acceptable to the Representative. For the purposes of this Agreement, the certified public accounting firm of Hein + Associates, LLP, shall be deemed acceptable to the Representative. Additionally, for a period of at least five
(5) years from the Effective Date the Company will engage a firm of independent public accountants permitted to practice before the Commission.

              (k) On the Effective Date, the terms and conditions of all transactions and proposed transactions between the Company and each of its subsidiaries, on the one hand, and any of the Company's officers, directors or the beneficial owners of five (5%) percent or more of any class of the Company's equity securities (including, by way of example, but not limitation, employment agreements, loans, leases, license and service agreements), on the other hand, shall be reasonably satisfactory to the Representative. The Representative acknowledges that those transactions that are in effect as of the date of this Agreement and are disclosed in the Registration Statement and Prospectus or this Agreement (including the schedules hereto) shall be deemed acceptable to the Representative.

              (l) On the Effective Date, the Company's agreements and arrangements (compensation or otherwise) with it officers, director and affiliates shall be reasonably acceptable to the Representative. The Representative acknowledges that those agreements and arrangements that are in effect as of the date of this Agreement and are disclosed in the Registration Statement and Prospectus or this Agreement (including the schedules hereto) shall be deemed acceptable to the Representative.

              (m) Until the Offering has been terminated or concluded, as the case may be, the Company will not issue a press release or engage in any publicity, other than promotion by the Company of its products and services and other press releases in the ordinary course of its business, without the Representative's prior written consent, which consent shall not be unreasonably withheld or delayed.

              (n) For a period of three (3) years from the Effective Date, the Company shall recommend and use its best efforts to elect a designee of the Representative as a member of the Company's Board of Directors PROVIDED, HOWEVER, if the Underwriter appoints a designee to the Company's Board of Directors, such designee must be reasonably acceptable to the Company's Board of Directors and must meet the qualification of and be "independent" as such term is then defined by the rules and regulations of any exchange or trading media on which the Shares are listed or qualified for trading and any other laws, Rules and Regulations then applicable. If the Representative elects not to exercise the right set forth in the immediately preceding sentence, the Representative may appoint an observer reasonably acceptable to the Company's Board of Directors who will be able to attend all meetings of the Board of Directors and who need not be the same person from meeting to meeting. The Representative shall also have the right to written notice of and agendas with respect thereto, no later than notice to other directors of each meeting and to obtain copies of the minutes, if requested, from all Board of Directors meetings for three (3) years following the Effective Date of the Registration Statement, whether or not a designee of the Representative attends or participates in any such Board meeting. The Company will indemnify the Representative and its designee, to the fullest extent permitted by law, for the actions of such designee as a director of the Company. The Company will use its best efforts to obtain liability insurance to cover acts of officers and directors, including said designee and the Representative as "covered persons" of such liability insurance. The Company agrees to reimburse the Representative immediately upon the Underwriter's request therefor for any reasonable and documented food, travel and lodging expenses directly incurred by the Representative in connection with its designee or Representative attending Company Board meetings. Such designee shall be eligible to receive the same compensation as other non-management members of the Company's Board of Directors. Nothing in this Section 3(n) shall require the Company or its Board of Directors to waive its attorney-client privilege with respect to deliberations and meetings and materials with respect thereto.

              (o) For a period of three (3) years from the Effective Date, the Company shall direct the Depository Trust Company, or such other depository of the Company's securities, to deliver a "special security position report" to the Representative on a daily and weekly basis at the Company's sole expense. Upon receipt of any of such "special security position reports," the Representative shall make copies of such reports and forward the copies to the Company at the address for giving of notices set forth in Section 15 hereof.

              (p) For a period of three (3) years following the Effective Date, the Company will maintain registration with the Commission pursuant to Sections 12(b) or 12(g) of the Exchange Act. In the event that the Company fails to maintain registration with the Commission pursuant to Sections 12(b) or 12(g) during such three (3) year period, the Company will provide the Representative, in reasonable detail and at the Company's own expense (i) as soon as practicable after the end of each fiscal year, a balance sheet of the Company as at the end of such fiscal year, together with the statements of income, and cash flow of the Company for such fiscal year accompanied by a copy of the certificate or report thereon of independent accountants;

(ii) as soon as practicable after the end of each of the first three (3) quarters of each fiscal year, consolidated summary financial information of the Company for such quarter; (iii) as soon as they are publicly available, a copy of all reports (financial or other) mailed to shareholders; (iv) copies of each press release, news item and article with respect to the Company's affairs as is released by the Company; and (v) such other information as the Representative may from time to time reasonably request.

              (q) For a period of three (3) years from the Effective Date, so long as the Company is a reporting company under either Sections 12 or 15(d) of the Exchange Act, the Company shall: (i) retain a transfer agent reasonably acceptable to the Representative for the securities of the Company, and (ii) direct such transfer agent to furnish, at the Company's sole expense, the Representative with weekly transfer sheets as to each of the Company's securities as prepared by the Company's transfer agent and copies of lists of shareholders when requested by the Representative.

              (r) The Company will deliver to the Representative two (2) manually executed copies of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto when filed with the Commission, and will deliver to the Representative such number of conformed copies of the Registration Statement, including such financial statements and of all amendments thereto, as the Representative may reasonably request. The Company will deliver to or upon the Representative's order, from time to time until the Effective Date, as many copies of any Preliminary Prospectus filed with the Commission prior to the Effective Date as the Representative may reasonably request. The Company will deliver to the Representative on the Effective Date and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Representative may from time to time reasonably request.

              (s) If at any time during the three (3) year period following the Effective Date, the Company's securities are no longer listed for trading on the AMEX, another national securities exchange or NMS, the Company shall, at its own expense, undertake to list the Company's securities in the appropriate recognized securities manual or manuals published by Standard & Poor's Corporation and such other manuals as the Representative may designate, such listings to contain the information required by such manuals and the Uniform Securities Act (the "MANUALS") and maintain such listing during said three (3) year period, the Company shall take such action as may be reasonably requested by the Representative to obtain a secondary market trading exemption in such states as may be reasonably requested by the Representative.

              (t) At the First Closing Date, the Company shall execute and deliver to you the Representative's Warrant substantially in the form of the Representative's Warrant filed as an Exhibit to the Registration Statement, representing the right to purchase such number of Shares as shall equal ten (10%) percent of the number of Shares sold for the account of the Company. The purchase price for the Representative's Warrant shall be $.0001 per Underwriter's Warrant and they shall be exercisable at one hundred sixty-five (165%) percent of the offering price of the Shares at any time during the four
(4) year period commencing on the first anniversary of the First Closing Date.

              (u) As promptly as practicable after the last Closing Date, the Company will prepare, at its own expense, hard cover "bound volumes" relating to the offering, and will distribute such volumes to the individuals designated by the Representative or counsel to the Underwriters.

              (v) The Company will apply the net proceeds from the sale of the Shares substantially for the purposes set forth under "Use of Proceeds" in the Prospectus.

              (w) The Company will make generally available to its securityholders and deliver to the Representative as soon as it is practicable to do so but in no event later than ninety (90) days after the end of twelve
(12) months after its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the Effective Date, which shall satisfy the requirements of
Section 11(a) of the Act.

              (x) The Company will reserve and keep available the maximum number of its authorized but unissued Shares which are issuable (directly or indirectly) upon exercise of the Representative's Warrant outstanding from time to time.

              (y) For such period as the Company's securities are registered under the Exchange Act, the Company will use reasonable best efforts to hold an annual meeting of shareholders for the election of directors within one hundred eighty (180) days after the end of each of the Company's fiscal years and, within one hundred fifty (150) days after the end of each of the Company's fiscal years will provide the Company's shareholders with the audited financial statements of the Company as of the end of the fiscal year just completed prior thereto.

              (z) Except for (i) this Offering, and any securities to be issued in connection therewith pursuant to this Agreement, (ii) the granting or issuance of equity securities by the Company pursuant to the Company's 2003 Stock Incentive Plan as such plan is described in the Registration Statement and Prospectus, (iii) any issuances of securities described in the Registration Statements and Prospectus, including, without limitation, upon conversion of debentures, exercise of warrants or settlement of outstanding obligations, and
(iv) any issuances of the Company's securities pursuant to a registration statement on Form S-8, solely to permit sales of the Company's securities to its BONA FIDE officers, directors, and employees (who agree, in writing, not to publicly resell such securities for a period of time ending on the first anniversary of the Effective Date), the Company shall not, for a period beginning on the Effective Date and terminating twelve (12) months following the Effective Date, directly or indirectly, sell or offer for sale any shares of its capital stock, or any security exchangeable or exercisable for, or convertible into shares of the capital stock without the prior written consent of the Representative, which consent shall not be unreasonably withheld or delayed. Without limiting the foregoing, as a matter of clarification, the prior sentence shall not require the Representative's consent with respect to any issuance of securities in connection with any arm's-length, third party business transaction involving business combinations, to vendors or strategic partners unless its principal business purpose is to raise capital for the Company.

              (aa) The Company represents that it has not taken and agrees that it will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any of the Shares.

         3B. COVENANTS OF THE SELLING SHAREHOLDERS. Each of the Selling Shareholders covenants and agrees, severally and not jointly with each of the several Underwriters that:

              (a) The Selling Shareholder will on or prior to the Effective Date execute the instrument required by Section 2(h) of this Agreement (in the form annexed hereto as EXHIBIT A).

              (b) The Selling Shareholder will not take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulations of the price of the Shares to facilitate the sale or resale of the Shares.

              (c) As soon as the Selling Shareholder is advised thereof, the Selling Shareholder will advise the Representative (and immediately thereafter confirm such advice in writing), (i) of receipt by the Selling Shareholder or by any representative or agent of the Selling Shareholder, of any communication from the Commission relating to the Registration Statement, the Prospectus or any Preliminary Prospectus, or any notice or order of the Commission relating to the Company or the Selling Shareholder in connection with the transactions contemplated by this Agreement and (ii) of the happening of any event which makes or may make any statement made in the Registration Statement, the Prospectus or any Preliminary Prospectus relating to the Selling Shareholder untrue or that requires the making of any change in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be, in order to make any such statement, in light of the circumstances in which it was made, not misleading.

         4. CONDITIONS OF UNDERWRITER'S OBLIGATION. The obligations of the several Underwriters to purchase and pay for the Shares which they have agreed to purchase hereunder, are subject to the accuracy as of the date hereof, and as of each Closing Date to the continuing accuracy, of and compliance with the representations and warranties of the Company and the Selling Shareholders herein, to the performance by the Company and the Selling Shareholders of their obligations hereunder, and to the following conditions:

              (a) (i) The Registration Statement shall have become effective under the Act and Representative shall have received notice thereof not later than 10:00 a.m. New York time, on the day following the date of this Agreement, or at such later time and on such date as to which Underwriter may agree in writing; (ii) on or prior to each Closing Date no stop order suspending the effectiveness of the Registration Statement under the Act and any applicable state securities law shall have been issued and no proceedings for that or a similar purpose shall have been instituted or shall be pending or shall be threatened, or to the knowledge of the Company, contemplated by the Commission;
(iii) no stop order suspending the effectiveness of the qualification or registration of the Shares under the securities or "blue sky" laws of any jurisdiction (whether or not a jurisdiction which you shall have specified) shall be threatened or to the knowledge of the Company contemplated by the authorities of any such jurisdiction or shall have been issued and in effect; (iv) any request for additional information on the part of the Commission or any such authorities shall have been complied with to the satisfaction of the Commission and any such authorities, and to the satisfaction of the Representative; and (v) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representative and the Representative does not object thereto. If required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act.

              (b) At the First Closing Date, the Representative shall have received the opinion, dated as of the First Closing Date, of Katten Muchin Zavis Rosenman as counsel for the Company, in form and substance satisfactory to the Representative, to the effect specified in SCHEDULE 2 attached hereto:

              (c) The foregoing opinion shall also cover such matters incident to the transactions contemplated hereby as the Representative shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact; and may rely as to all matters of law, upon opinions of counsel reasonably satisfactory to the Representative. The opinions of such counsel to the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and that the Underwriters are justified in relying thereon.

         Such counsel shall also include, or render separately, a statement to the effect that such counsel has participated in the preparation of the Registration Statement and the Prospectus and nothing has come to the attention of such counsel to lead such counsel to believe that the Registration Statement or any amendment thereto at the time it became effective under the Act contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make statements therein not misleading (in light of the circumstances under which they were made in the case of the Prospectus) (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes thereto and other financial information and statistical data contained therein, as to which such counsel need express no opinion).

              (d) All corporate proceedings and other legal matters relating directly and/or indirectly to this Agreement, the Registration Statement, the Prospectus and other related matters shall be reasonably satisfactory to the Representative.

              (e) You shall have received a letter prior to the Effective Date and again on and as of the First Closing Date from Hein + Associates, LLP independent public accountants for the Company, substantially in the form and substance satisfactory to the Representative, stating that:

                    (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations;

                    (ii) the financial statements and the schedules included in the Registration Statement and the Prospectus were examined by them and, in their opinion, comply as to form in all material respect with the applicable accounting requirements of the Act, the Rules and Regulations and instructions of the Commission with respect to Registration Statements on Form SB-2;

                    (iii) on the basis of inquiries and procedures conducted by them (not constituting an examination in accordance with generally accepted auditing standards), including a reading of the latest available unaudited interim financial statements or other financial information of the Company (with an indication of the date of the latest available unaudited interim financial statements), inquiries of officers of the Company who have responsibility for financial and accounting matters, review of minutes of all meetings of the shareholders and the Board of Directors of the Company and other specified inquiries and procedures, nothing has come to their attention as a result of the foregoing inquiries and procedures that causes them to believe that:

                    (A) during the period from (and including) the date of the financial statements in the Registration Statement and the Prospectus to a specified date not more than five (5) days prior to the date of such letters, there has been any change in the capital stock, long-term debt or other securities of the Company (except as specifically contemplated in the Registration Statement and Prospectus) or any material decreases in net current assets, net assets, shareholder's equity, working capital or in any other item appearing in the Company's financial statements as to which the Representative may request advice, in each case as compared with amounts shown in the balance sheet as of the date of the financial statement in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or will occur;

                    (B) during the period from (and including) the date of the financial statements in the Registration Statement and the Prospectus to such specified date there was any material decrease in revenues or in the total or per share amounts of income or loss before extraordinary items or net income or loss, or any other material change in such other items appearing in the Company's financial statements as to which the Representative may request advice, in each case as compared with the fiscal period ended as of the date of the financial statement in the Prospectus, except in each case for increases, changes of decreases which the Prospectus discloses have occurred or will occur;

                    (C) the unaudited interim financial statements of the Company appearing in the Registration Statement and the Prospectus (if any) comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations and are fairly presented in conformity with generally accepted accounting principles and practices on a basis substantially consistent with the audited financial statements included in the Registration Statements or the Prospectus; and

              (iv) they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement.

         Such letters shall also set forth such other information as may be reasonably requested by counsel for the Underwriters. Any changes, increases or decreases in the items set forth in such letters which, in the judgment of the Representative, are materially adverse with respect to the financial position or results of operations of the Company shall be deemed to constitute a failure of the Company to comply with the conditions of the obligations to the several Underwriters hereunder.

              (f) At such Closing Dates, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects with the same effect as if made on and as of the Closing Dates, taking into account for the Option Closing Date(s) the effect of the transactions contemplated hereby, and the Company shall have performed all of its obligations hereunder and satisfied all the conditions on its part to be satisfied at or prior to such Closing Date; (ii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances under which they were made in the case of the Prospectus); (iii) there shall have been, since the respective dates as of which information is given, no material adverse change, or to the Company's knowledge, any development involving a prospective material adverse change, in the business, properties, condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt or general affairs of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the Effective Date and the Company shall not have incurred any material liabilities or entered into any material agreement not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus; (iv) except as set forth in the Prospectus, no action, suit or proceeding at law or in equity shall be pending or threatened against the Company which would be required to be set forth in the Registration Statement, and no proceedings shall be pending or threatened against the Company before or by any commission, board or administrative agency, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations or general affairs of the Company, and (v) you shall have received, at such Closing Date, a certificate signed by each of the chief executive officer and the principal financial officer of the Company, dated as of such Closing Date, evidencing compliance with the provisions of this SUBSECTION (f).

              (g) Upon an exercise of the option granted by the Selling Shareholders provided for in Section 2(e) hereof, the obligations of the several Underwriters to purchase and pay for the Over-Allotment Shares referred to therein will be subject (as of the date hereof and as of the Option Closing Date(s)) to the following additional conditions:

                    (i) The Registration Statement shall remain effective under the Act at such Option Closing Date, and no stop order suspending the effectiveness thereof under the Act shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to Representative's knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the satisfaction of the Commission.

                    (ii) At the Option Closing Date there shall have been delivered to you the signed opinion of Katten Muchin Zavis Rosenman as counsel to the Company, dated as of the Option Closing Date, in form and substance reasonably satisfactory to the Underwriter, which opinion shall be substantially the same in scope and substance as the opinion furnished to the Representative at the First Closing Date pursuant to
         Section 4(b) hereof, except that such opinion, where appropriate, shall cover the Over-Allotment Shares.

                    (iii) The Selling Shareholders shall have furnished to the Representative the opinion of their counsel, who shall be reasonably acceptable to the Representative and counsel for the Underwriters, dated the Option Closing Date, to the effect that:

              (1) each of the Selling Shareholders has full power and authority to enter into this Agreement, the Custody Agreement and the Power-of-Attorney and to sell, the transfer and deliver the Over-Allotment Shares being sold by the Selling Shareholder hereunder in the manner provided in this Agreement and to perform his obligations under the Custody Agreement; this Agreement, the Custody Agreement and the Power-of-Attorney have been duly executed and delivered by the Selling Shareholder; assuming due authorization, execution and delivery by the Custodian, the Custody Agreement and the Power-of-Attorney are the legal, valid, binding and enforceable instruments of the Selling Shareholder, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

              (2) the delivery by each of the Selling Shareholders to the several Underwriters of certificates for the Over-Allotment Shares being sold hereunder by the Selling Shareholder against payment therefor as provided herein, will convey good and marketable title to such Over-Allotment Shares to the several Underwriters, free and clear of all security interests, liens, encumbrances, equities, claims or other defects;

              (3) the sale of the Over-Allotment Shares by the Selling Shareholders pursuant to this Agreement, the compliance by the Selling Shareholders with other provisions of this Agreement, the Custody Agreement and the Power-of-Attorney and the consummation of the other transactions herein contemplated do not (a) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws, or (b) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Selling Shareholders is a party or by which the Selling Shareholders or the Selling Shareholders' properties are bound, or any statute or any judgment, decree, order, rule, or regulation of any court or other governmental authority or any arbitrator applicable to the Selling Shareholders.

         In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers to the Company, the Selling Shareholders and public officials.

                    (iv) At the Option Closing Date(s) there shall have be delivered to you a certificate of the chief executive officer and chief financial officer of the Company, dated such Option Closing Date(s), in form and substance reasonably satisfactory to the Underwriter, substantially the same in scope and substance as the certificate furnished to the Underwriter at the First Closing Date pursuant to
         SECTION 4(f) hereof.

                    (v) At the Option Closing Date(s) there shall have been delivered to you a letter in form and substance reasonably satisfactory to the Representative from Hein + Associates, LLP, dated such Option Closing Date and addressed to the Representative confirming the information in their letter referred to in SECTION 4(e) hereof and stating that nothing has come to their attention during the period from the ending date of their review referred to in said letter to a date not more than five (5) business days prior to the Option Closing Date, which would require any change in said letter if it were required to be dated such Option Closing Date.

                    (vi) All proceedings taken at or prior to the Option Closing Date(s) in connection with the sale and issuance of the Over-Allotment Shares shall be reasonably satisfactory in form and substance to the Representative, and the Representative shall have been furnished with all such documents, certificates, and opinions as the Representative may reasonably request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained herein.

                    (vii) The Representative shall have received a certificate from each of the Selling Shareholders, signed by such Selling Shareholder, dated such Option Closing Date, to the effect that:

                          the representations and warranties of the Selling Shareholder in this Agreement are true and correct as if made on and as of the Option Closing Date;

                          to the extent that any statements or omissions are made in the Registration Statement, any preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder specifically for use therein, the Registration Statement, as amended as of the Option Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of the Option Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of the Option Closing Date, does not include any untrue statements of a material fact or omit to state any of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                          the Selling Shareholder has performed all covenants and agreements on its part to be performed or satisfied at or prior to the Option Closing Date.

              (h) No action shall have been taken by the Commission or the NASD, the effect of which would make it improper, at any time prior to a Closing Date, for members of the NASD to execute transactions in the Shares and no proceedings for the taking of such action shall have been instituted or shall be pending, or, to the knowledge of the Representative or the Company, shall be contemplated by the Commission or the NASD. The Company and the Representative represent that at the date hereof each has no knowledge that any such action is in fact contemplated against it by the Commission or the NASD. The Company shall advise the Representative of any NASD affiliation of any of its officers, directors, or shareholders or their affiliates.

              (i) Prior to the Effective Date, the Representative shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters, as described in the Registration Statement.

              (j) If any of the conditions herein provided for in this section shall not have been fulfilled in all material respects as of the date indicated, this Agreement and all obligations of the several Underwriters under this Agreement may be canceled at, or at any time prior to, each Closing Date by the Representative notifying the Company of such cancellation in writing or by telegram at or prior to the applicable Closing Date. Any such cancellation shall be without liability of any of the Underwriters to the Company.

                          (k)   The Representative shall have received such
other documents and items as it or its counsel has reasonably requested and are satisfied with all other items relating directly and/or indirectly to the Company and the Offering.

         5. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to sell and deliver the Shares is subject to the condition that at the Closing Dates, no stop orders suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

         6.   INDEMNIFICATION.

              (a) The Company agrees (i) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which such Underwriter or such controlling person may become subject, under the Act or otherwise, and (ii) to reimburse, as incurred, each such Underwriter and each such controlling persons for any legal or other expenses reasonably incurred in connection with investigating, defending against or appearing as a third party witness in connection with any losses, claims, damages or liabilities; insofar as such losses, claims, damages or liabilities (or actions in respect thereof) relating to (i) and (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, (B) any blue sky application or other document executed by the Company specifically for that purpose containing written information specifically furnished by the Company and filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter called a "BLUE SKY APPLICATION"), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances under which they were made in the case of the Prospectus); PROVIDED, HOWEVER, that the Company will not be required to indemnify any Underwriter and any controlling persons or be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter through the Representative specifically for use in the preparation of the Registration

Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such preliminary Prospectus or the Prospectus or any such amendment or supplement thereto; PROVIDED, FURTHER that the indemnity with respect to any Preliminary Prospectus shall not be applicable on account of any losses, claims, damages, liabilities or litigation arising from the sale of Shares to any person if a copy of the Prospectus was not delivered to such person at or prior to the written confirmation of the sale to such person. This indemnity will be in addition to any liability which the Company may otherwise have.

              (b) Each of the Selling Shareholders agrees (i) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which each such Underwriter or such controlling person may become subject, under the Act or otherwise, and (ii) to reimburse, as incurred, each such Underwriter and each such controlling persons for any legal or other expenses reasonably incurred in connection with investigating, defending against or appearing as a third party witness in connection with any losses, claims, damages or liabilities; insofar as such losses, claims, damages or liabilities (or actions in respect thereof) relating to (i) and (ii) arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application executed by the Selling Shareholder, a material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances under which they were made in the case of the Prospectus); PROVIDED, HOWEVER, that each Selling Shareholder shall be liable in any such case only to the extent that any such loss, claim, damage, liability or expense arises out of, or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement or in any such Blue Sky Application in reliance upon and in conformity with written information concerning such Selling Shareholder furnished by such Selling Shareholder to the Company or the Representative specifically for inclusion therein, PROVIDED, FURTHER, however, that the indemnity with respect to any Preliminary Prospectus shall not (i) be applicable on account of any losses, claims, damages, liabilities or litigation arising from the sale of Over-Allotment Shares to any person if a copy of the Prospectus was not delivered to such person at or prior to the written confirmation of the sale to such person and (ii) exceed the total proceeds received by the Selling Shareholder under this Agreement.

              (c) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholders and each person, if any, who controls the Company within or the Selling Shareholders the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and reasonable attorneys' fees) to which the Company or the Selling Shareholders or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances under which they were made in the case of the Prospectus), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use in the preparation thereof.

              (d) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this section, promptly notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and in the reasonable judgment of the counsel to the indemnified party, it is advisable for the indemnified party to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party (other than local counsel)). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld. The indemnified party shall not settle any action without the consent of the indemnifying party, which consent shall not be unreasonably withheld. If it is ultimately determined that indemnification is not permitted, then an indemnified party will return all monies advanced to the indemnifying party.

         7. CONTRIBUTION. In circumstances in which the indemnity agreement provided for in Section 6 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Shares or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefit received by the Company or a Selling Shareholder, as the case may be, on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company or a Selling Shareholder, as the case may be, to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or a Selling Shareholder, as the case may be, or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Selling Shareholders and the Underwriters agree that it would not be equitable if the amount of such contributions were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this SECTION 7. Notwithstanding any other provision of this SECTION 7, no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total compensation received by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriters has otherwise been required to pay in respect of the same or any substantially similar claim. Notwithstanding any other provisions of this Section 7, each Selling Shareholder shall not be obligated to make contributions hereunder that in the aggregate exceed the total proceeds received by the Selling Shareholder under this Agreement, less the aggregate amount of any damages that such Selling Shareholder has otherwise been required to pay in respect of the same or any substantially similar claim. The Underwriter's obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint, and contributions among the Underwriters shall be governed by the provisions of the Gilford Securities, Inc. Agreement among Underwriters. No person guilty of fraudulent misrepresentation (within the meaning of SECTION 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
SECTION 7, each person, if any, who controls the Underwriter within the meaning of SECTION 15 of the Act or SECTION 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder, as the case may be, within the meaning of SECTION 15 of the Act or SECTION 20 of the Exchange Act, shall have the same rights to contribution as the Company or the Selling Shareholder, as the case may be.

         8. DEFAULT. If one or more of the Underwriters defaults in their obligations to purchase First Shares or Over-Allotment Shares hereunder and the aggregate number of such Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten (10%) percent or less of the aggregate number of First Shares or Over-Allotment Shares to be purchased by all of the Underwriters at such time hereunder, the other Underwriters may make arrangements satisfactory to the Representative for the purchase of such Shares by other persons (who may include one or more of the non-defaulting Underwriters, including the Representative), but if no such arrangements are made by the First Closing Date or the Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the First Shares or Over-Allotment Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. If one or more Underwriters so default with respect to an aggregate number of Shares that is more than ten (10%) percent of the aggregate number of First Shares or Over-Allotment Shares, as the case may be, to be purchased by all of the Underwriters at such time hereunder, and if arrangements satisfactory to the Representative are not made within _____ (___) hours after such default for the purchase by the other persons (who may include one or more of the non-defaulting Underwriters, including the Representative) of the Shares with respect to which such default occurs, this Agreement will terminate without liability on the part of any non-defaulting Underwriters, the Company or any Selling Securityholder other than as provided in Section 11 hereof. In the event of any default by one ore more Underwriters as described in this Section 8, the Representative shall have the right to postpone the Firm Closing Date or the Option Closing Date, as the case may be, for not more than ___ (___) business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the First Shares or Over-Allotment Shares, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 8. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

         9.   COSTS AND EXPENSES.

              (a) Whether or not this Agreement becomes effective or the sale of the Shares is consummated, the Company will pay all costs and expenses incident to the performance of this Agreement by the Company and the Selling Shareholders including, but not limited to, the fees and expenses of counsel to the Company and of the Company's accountants; the costs and expenses incident to the preparation, printing, filing and mailings or other distribution under the Act of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), Preliminary Prospectus and the Prospectus, as amended or supplemented (by post-effective amendment or otherwise), the fee of the NASD in connection with the filing required by the NASD relating to the offering of the Shares contemplated hereby; all expenses, including reasonable fees and disbursements of counsel to the Underwriters, in connection with the qualification of the Shares under the state securities or blue sky laws which the Representative shall designate; the cost of printing and furnishing to the Representative copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, this Agreement, and a Blue Sky Memorandum (all in such quantities as the Underwriter may reasonably request), any fees relating to the listing of the Shares on any securities exchange or trading media the

Representative may request, the cost of printing the certificates representing the Shares; fees for sets of bound volumes and prospectus lucite "cubes" or other memorabilia, (all in such quantities as the Representative may reasonably request) any fees relating to the listing of the Company's shares on the AMEX and the fees of the transfer agent; reasonable travel expenses of the Underwriters and counsel to the Underwriters to visit the Company's facilities and meet with Company personnel, counsel and independent certified public accountants; the cost of placing tombstone advertisements in THE WALL STREET JOURNAL and THE NEW YORK TIMES; due diligence meetings at locations selected by the Representative and the fees and expenses of the Attorney-in-Fact and the Custodian. The Company shall pay any and all taxes (including any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales hereunder. The Company will also pay all costs and expenses incident to the furnishing of any amended Prospectus or of any supplement to be attached to the Prospectus as called for in Section 3(a) of this Agreement, except as otherwise set forth in said section.

              (b) In addition to the foregoing expenses, the Company shall at each Closing Date pay to the Representative a non-accountable expense allowance equal to three (3%) percent of the gross proceeds received from the sales of the Shares of which an advance of $25,000 has been paid to date by the Company. In the event the option granted by the Selling Shareholders is exercised, the Selling Shareholders shall pay to the Representative at the Option Closing Date an additional amount in the aggregate equal to three (3%) percent of the gross proceeds received upon exercise of the option. In the event the transactions contemplated hereby are not consummated by reason of the Company or the Selling Shareholders being unable to perform its obligations hereunder in all material respects, the Company or the Selling Shareholders, as the case may be, shall be liable for the actual accountable out-of-pocket expenses of the Underwriters, including reasonable legal fees.

              (c) Except as set forth in the Prospectus and Registration Statement, no person is entitled either directly or indirectly to compensation from the Company, from the Underwriters, from the Selling Shareholders or from any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless the Underwriters, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys'
fees), to which the Underwriters or person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

         10. EFFECTIVE DATE. The Agreement shall become effective upon its execution, except that the Representative may, at the Representative's option, delay its effectiveness until 11:00 a.m. New York time on the first full business day following the Effective Date, or at such earlier time on such business day after the Effective Date as the Representative in its discretion shall first commence the public offering of the Shares. The time of the initial public offering shall mean the time of release by you of the first newspaper advertisement with respect to the Shares, or the time when the Shares are first generally offered by you to dealers by letter or telegram, whichever shall first occur. This Agreement may be terminated by you at any time before it becomes effective as provided above, except that Sections 3(c), 6, 7, 9, 13, 14, 15, 16, 17 and 18 shall remain in effect notwithstanding such termination.

         11.  TERMINATION.

              (a) After this Agreement becomes effective, this Agreement, except for Sections 3(c), 6, 7, 9, 13, 14, 15, 16, 17 and 18 hereof, may be terminated at any time prior to the First Closing Date, any additional Closing Date and the option referred to in Section 2(b) hereof, if exercised, may be cancelled at any time prior to the Option Closing Date, by the Representative if in the Representative's sole and exclusive judgment it is impracticable to offer for sale or to enforce contracts made for the sale of the Shares agreed to be purchased hereunder by reason of: (i) the Company having sustained a material adverse loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree; (ii) trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange or NASDAQ having been suspended or limited; (iii) material governmental restrictions having been imposed on trading in securities generally (not in force and effect on the date hereof); (iv) a banking moratorium having been declared by United States or New York State authorities; (v) an outbreak of major international hostilities, a substantial terrorist attack, or other national or international calamity having occurred involving the United States or; (vi) the passage by, the Congress of the United States or by any state legislative body of similar impact, of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by the Representative to have a material adverse impact on the business, financial condition or financial statements of the Company or the market for the securities offered hereby; (vii) any material adverse change in the financial or securities markets beyond normal market fluctuations having occurred since the date of this Agreement; (viii) any material adverse change having occurred, since the respective dates as of which information is given in the Registration Statement and Prospectus, in the earnings, business prospects or general condition of the Company, financial or otherwise, whether or not arising in the ordinary course of business; (ix) a pending or threatened legal or governmental proceeding or action relating generally to the Company's business, or a notification having been received by the Company of the threat of any such proceeding or action, which could, in the reasonable judgment of the Representative, materially adversely affect the Company; (x) the Company is merged or consolidated into or acquired by another company or group or there exists a binding legal commitment for the foregoing or any other material change of ownership or control occurs; or (xi) the Company shall not have complied in all material respects with any term, condition or provisions on their part to be performed, complied with or fulfilled (including but not limited to those set forth in this Agreement) within the respective times therein provided.

              (b) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11, the Company shall be promptly notified by you, by telephone or telegram, confirmed by letter.

         12. REPRESENTATIVE'S WARRANT AGREEMENT AND WARRANT CONTROLLING. In the event of any conflict in the terms of this Agreement and the Representative's Warrant Agreement (as substantially set forth in EXHIBIT B hereto) or the Representative's Warrant, the language in the form of the Representative's Warrant Agreement and the Representative's Warrant shall control.

         13. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. The Underwriters represent and warrant to the Company that it is registered as broker/dealers in all jurisdictions in which it will seek subscribers for the Shares.

         14. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders, and the Underwriters and the undertakings set forth in or made pursuant to this Agreement will remain in full force and effect until three (3) years and one hundred eighty (180) days from the date of this Agreement, regardless of any investigation made by or on behalf of the Underwriters, the Company, the Selling Shareholders, or any of their officers or directors or any controlling person and will survive delivery of and payment of the Shares and the termination of this Agreement.

         15. NOTICES. Any communications specifically required hereunder to be in writing, if sent to the Underwriters, will be mailed, delivered or telecopied and confirmed to them at Gilford Securities Incorporated, 850 Third Avenue, Suite 1400, New York, New York 10022, Attention: Robert Maley, telecopier number
(212) 223-1683, with a copy sent to Gusrae, Kaplan & Bruno, PLLC, 120 Wall Street, New York, New York 10005, Attention: Lawrence G. Nusbaum, Esq., telecopier number (212) 809-5449; if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at Natural Golf Corporation, 1200 East Business Drive, Suite 400, Mount Prospect, Illinois 60056, Attention Andrew
S. Wyant, Chief Executive Officer, telecopier number (847) 781-0280, with a copy to Katten Muchin Zavis Rosenman, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60664, Attention: Jeffrey R. Patt, Esq., telecopier number
(312)902-1061, or if sent to the Selling Shareholders, to the Selling Shareholders at their respective addresses set forth in the Prospectus. Notice shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

         16. PARTIES IN INTEREST. The Agreement herein set forth is made solely for the benefit of the Underwriters, the Company, any person controlling the Company or each Underwriter, and directors of the Company, nominees for directors (if any) named in the Prospectus, its officers who have signed the Registration Statement, and their respective executors, administrators, successors, assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term "SUCCESSORS AND ASSIGNS" shall not include any purchaser, as such purchaser, of the Shares.

         17. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the IN PERSONAM jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of IN PERSONAM jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

         18. COUNTERPARTS. This agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties (including by fax, followed by original copies by overnight mail).

         19. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in writing, signed by the Representative and the Company.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this agreement, whereupon it will become a binding agreement between the Company, each of the several Underwriters and the Selling Shareholders in accordance with its terms.

                                   Very truly yours,

                                   NATURAL GOLF CORPORATION


                                   By:
                                      --------------------------------------
                                          Name:
                                          Title:


         The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

                                   GILFORD SECURITIES INCORPORATED


                                   By:
                                      --------------------------------------
                                          Name:
                                          Title:

                                   FOR ITSELF AND ON BEHALF OF THE UNDERWRITERS.


                                   SELLING SHAREHOLDERS


                                   -----------------------------------------
                                   Thomas Herskovitz


                                   SELLING SHAREHOLDER


                                   -----------------------------------------
                                   Lawrence W. Olson

                                LIST OF SCHEDULES


            SCHEDULE 0           -                 UNDERWRITERS

            SCHEDULE 1           -                 SELLING SHAREHOLDERS

            SCHEDULE 1(d)        -                 CAPITAL STRUCTURE, ETC.

            SCHEDULE 1(h)        -                 SUBSIDIARIES

            SCHEDULE 1(l)        -                 LITIGATION, ETC.

            SCHEDULE 1(n)        -                 INTELLECTUAL PROPERTY

            SCHEDULE 2           -                 OPINION OF COMPANY COUNSEL

                                   SCHEDULE 0

                                  UNDERWRITERS

                                                          Number of Firm
Underwriter                                          Securities to be Purchased
-----------                                          --------------------------

Gilford Securities Incorporated


                                     Total:                  2,500,000
                                                             =========

                                   SCHEDULE 1

                              SELLING SHAREHOLDERS



NAME                                                 AMOUNT TO BE SOLD
----                                                 -----------------

Thomas Herskovits                                     187,500 shares
Lawrence W. Olson                                     187,500 shares

                                  SCHEDULE 1(d)

                                CAPITAL STRUCTURE

                                  SCHEDULE 1(h)

                                  SUBSIDIARIES

                                  SCHEDULE 1(1)

                                LITIGATION, ETC.

                                  SCHEDULE 1(h)

                              INTELLECTUAL PROPERTY

                                   SCHEDULE 2

                           OPINION OF COMPANY COUNSEL

                                  EXHIBIT TABLE


                  EXHIBITS                         DOCUMENT
                  --------                         --------

                  EXHIBIT A                        FORM OF LOCK-UP

                  EXHIBIT B                        FORM OF UNDERWRITER'S WARRANT
                                                   AGREEMENT AND WARRANT

                                    EXHIBIT A

                                 FORM OF LOCK-UP

                                    EXHIBIT B

               FORM OF UNDERWRITER'S WARRANT AGREEMENT AND WARRANT